UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2011
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463

(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 27, 2011, Onyx Pharmaceuticals, Inc. (“Onyx”) entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) with Shareholder Representative Services LLC (“SRS”). The Amendment amended the Agreement and Plan of Merger, dated October 10, 2009 (the “Merger Agreement”), among Onyx, Onyx Therapeutics, Inc. (formerly Proteolix, Inc., “Proteolix”), SRS, and Profiterole Acquisition Corp., pursuant to which Onyx had acquired Proteolix in November 2009.
     Under the original Merger Agreement, the aggregate cash consideration paid to former Proteolix stockholders at closing was $276.0 million and an additional $40.0 million earn-out payment was made in April 2010. Onyx may be required to pay up to an additional $535.0 million in up to four earn-out payments, upon the achievement of regulatory approvals for carfilzomib in the United States and Europe within pre-specified timeframes. Under the original Merger Agreement, the first of these additional earn-out payments would be in the amount of $170.0 million (the “Accelerated Approval Earn-Out”), if achieved by the date originally contemplated, and would be triggered by accelerated marketing approval for carfilzomib in the United States for relapsed/refractory multiple myeloma (the “Accelerated Approval Milestone”). This obligation is unchanged in the Amendment.
     The Amendment modifies the amount of the Accelerated Approval Earn-Out on a sliding scale basis, as follows:
•	if the Accelerated Approval Milestone is achieved after the date originally contemplated, but within six months of the original date, subject to extension under certain circumstances, then the amount payable will be reduced to $130.0 million and
•	if the Accelerated Approval Milestone is achieved more than six months after the date originally contemplated, but within twelve months of the original date, subject to extension under certain circumstances, then the amount payable will be reduced to $80.0 million.
The Amendment also eliminated certain obligations of Onyx under the Merger Agreement related to the Accelerated Approval Milestone and both parties agreed to waive and release certain related claims.
The foregoing summary of certain terms of the Amendment does not purport to be complete, and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description of Document
2.2 †*	Amendment No. 1 to Agreement and Plan of Merger dated as of January 27, 2011 between Onyx Pharmaceuticals, Inc. and Shareholder Representative Services LLC.

†	Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

*	Certain schedules related to identified agreements and persons have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.2 †*	Amendment No. 1 to Agreement and Plan of Merger dated as of January 27, 2011 between Onyx Pharmaceuticals, Inc. and Shareholder Representative Services LLC.

†	Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

*	Certain schedules related to identified agreements and persons have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.